UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: May 14, 2014
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center
Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

At the 2014 annual meeting of stockholders of Akamai Technologies, Inc. (“Akamai” or the “Company”) held on May 14, 2014 (the “Annual Meeting”), four items of business were acted upon by stockholders. There were 179,230,421 shares of Akamai’s common stock eligible to vote, and 156,936,673 shares present in person or by proxy at the Annual Meeting.
1.     The following nominees were elected to the Company’s Board of Directors as Class III directors for terms expiring at the 2017 annual meeting of stockholders.

Nominees	For	Against	Abstain	Broker Non-Votes
Monte Ford	137,935,964	636,629	146,511	18,217,569
Frederic Salerno	122,752,103	15,824,948	142,053	18,217,569
Steven Scopellite	138,140,900	435,788	142,416	18,217,569
Bernardus Verwaayen	138,144,358	420,797	153,949	18,217,569

Following the Annual Meeting, George Conrades, Martin Coyne, Jill Greenthal and Geoffrey Moore, each having terms expiring in 2015, and Pamela Craig, Tom Leighton, Paul Sagan and Naomi Seligman, each having terms expiring in 2016, continued in office.

2.    A non-binding, advisory proposal to approve the compensation of the Company’s named executive officers was approved.

For:	136,662,358
Against:	1,868,632
Abstain:	188,404
Broker Non-Votes:	18,217,569
3. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014 was ratified.

For:	154,605,451
Against:	2,152,363
Abstain:	178,859
Broker Non-Votes:	0

4.    A non-binding stockholder proposal on the repeal of the Company’s classified board of directors passed.

For:	127,903,442
Against:	6,229,339
Abstain:	4,516,569
Broker Non-Votes:	18,217,569

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2014	AKAMAI TECHNOLOGIES, INC.
By:	/s/ Melanie Haratunian
Melanie Haratunian, Executive Vice President, General Counsel and Corporate Secretary